Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-196281 of our report dated May 27, 2014 relating to the consolidated financial statements and financial statement schedule of Civitas Solutions, Inc. (formerly known as NMH Holdings, Inc.) and subsidiaries appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

July 16, 2014